Exhibit 99

FOR IMMEDIATE RELEASE

FOR:                                          CONTACT:
    Packaging Dynamics Corporation            Mr. Patrick Chambliss
    3900 West 43rd Street                         Packaging Dynamics Corporation
    Chicago, IL  60632                            (773) 843-8113

             Packaging Dynamics Corporation Reports Results for the
                       Second Quarter Ended June 30, 2005

Chicago, IL: Thursday, August 4, 2005 - Packaging Dynamics Corporation (NASDAQ-PKDY) (the "Company" or "Packaging Dynamics") reported results of operations for the second quarter ended June 30, 2005.

Consolidated Results:
--------------------

The Company reported net income for the second quarter of $1.8 million, or $0.16 per diluted share, a decline of 27.8% from net income of $2.5 million, or $0.24 per diluted share, in the second quarter of 2004.

For the six months ended June 30, 2005, the Company reported net income of $3.8 million, or $0.35 per diluted share, a decline of 3.6% from net income of $3.9 million, or $0.39 per diluted share, in the prior year.

Continuing Operations:
---------------------

Net sales were $89.1 million, a 27.7% increase over net sales of $69.7 million in the second quarter of 2004. Reported income from continuing operations of $1.9 million, or $0.18 per diluted share, includes a $1.1 million pretax ($0.06 per diluted share after tax) charge related to a product quality claim in the Company's Specialty Laminations segment. Excluding this charge, income from continuing operations was $2.6 million, or $0.24 per diluted share, a 5.1% decline from $2.8 million, or $0.28 per diluted share, in the second quarter of 2004.

Income from operations was $5.2 million ($6.3 million excluding the Specialty Laminations charge), compared to $5.7 million in the second quarter of 2004. Excluding the Specialty Laminations charge, operating margin declined to 7.0% from 8.2% in the second quarter of 2004 reflecting the impact of sales declines in the Specialty Laminations segment.

For the six months ended June 30, 2005, net sales were $175.8 million, a 27.2% increase over net sales of $138.3 million in the prior year. Reported income from continuing operations for the six months ended June 30, 2005 of $4.2 million, or $0.38 per diluted share, includes the $1.1 million Specialty Laminations charge as well as $0.3 million of pretax ($0.2 million after tax) management transition costs related to organizational integration and restructuring in the Company's Food Packaging segment. Excluding these charges, income from continuing operations for the six months ended June 30, 2005 was $5.1 million, or $0.46 per diluted share compared to $4.6 million, or $0.46 per diluted share, in the prior year.

Food Packaging Segment

Net sales of $70.6 million increased 54.0% from $45.9 million in the prior year primarily due to the contribution of Papercon which was acquired in the third quarter of 2004 as well as increased sales in key market segments. Segment operating income increased 51.0% to $5.0 million from $3.3 million in the prior year primarily due to increased sales. Segment operating margin was 7.1%, essentially flat with the prior year.

Specialty Laminations Segment

Net sales of $20.0 million declined 18.9% from $24.6 million in the prior year due to continued volume weakness for products sold into the building products market as well as the $1.1 million charge for a product quality claim which was recorded as a reduction of net sales. The charge is comprised of product to be returned by the customer, reimbursement for costs incurred by the customer in processing certain products supplied by the Company and one third party repair claim. Segment operating income was $0.2 million ($1.3 million excluding the charge) compared to $2.4 million in the prior year. Excluding the charge, segment operating margin declined to 6.2% from 9.8% in the prior year, reflecting the impact of the decline in sales.

Discontinued Operations:
-----------------------

Discontinued operations includes the Company's Specialty Paper operation which was exited during the fourth quarter of 2003. Net loss from discontinued operations was $0.2 million, or $0.02 per diluted share, compared to a net loss of $0.3 million, or $0.04 per diluted share, in the prior year. The net loss for the current quarter represents costs associated with the ongoing program to maintain and dispose of the Detroit property. In the second quarter of 2004, net loss represented approximately $0.8 million of pretax costs associated with the ongoing program to maintain and dispose of the Detroit property, offset by approximately $0.3 million of pretax proceeds from the sale of equipment.

Balance Sheet:
-------------

Total debt at June 30, 2005 was $114.2 million, a $2.3 million decrease from $116.5 million at December 31, 2004. Working capital, excluding cash and current maturities of long-term debt, increased by $1.7 million compared to December 31, 2004. The increase was primarily due to increased inventory levels in the Specialty Laminations segment.

Summary and Outlook:
-------------------

"Our second quarter results were mixed. We continue to grow our Food Packaging business and are making good progress with the integration of Bagcraft and Papercon. Specialty Laminations results were disappointing largely due to continued revenue weakness compounded by the product quality claim. As a result of working closely with the customer involved, process changes have been implemented which we believe effectively remedy the situation. Specialty Laminations continues to be focused on accelerating revenue growth and, during the second quarter, began shipping products to a new building products customer."

"In Food Packaging, sales remained strong in the second quarter although the sales mix and material costs were unfavorable relative to our expectations. We expect to build sales and earnings momentum in Food Packaging during the balance of the year as we seek to fully execute on the opportunities available to the business following the Papercon acquisition. In the third quarter, we expect to incur additional management transition costs related to putting a single Food Packaging management team in place under the leadership of Gene Gentili who joined us at the beginning of the second quarter," commented Frank
V. Tannura, Chairman and Chief Executive Officer.

Mr. Tannura added, "We are revising our diluted earnings per share from continuing operations guidance for 2005 to a range of $1.00 to $1.10, excluding management transition costs and the Specialty Laminations charge. The challenges in Specialty Laminations have been more persistent than anticipated and, although Food Packaging has performed well, we will not achieve our original financial goals for the year. Despite these challenges, we are focused on achieving earnings growth in 2005 and returning to a higher growth rate in 2006."

Earnings Call:
-------------

The Company will hold a conference call on Friday, August 5, 2005 at 10:00 a.m.
(ET) to discuss the news release. For access to the conference call, please dial 877-209-0397 (U.S.) by 9:45 a.m. (ET) on August 5th. The access code is "Packaging Dynamics Earnings Call." A replay of the call will be available from approximately 5:00 p.m. (ET) on August 5th through 12:59 a.m. (ET) on August 20th. To access the replay, please dial 800-475-6701 (U.S.) or 320-365-3844 (International), access code 790152.

Packaging Dynamics, headquartered in Chicago, Illinois, is a flexible packaging company that laminates and converts paper, film and foil into various value-added flexible packaging products for the food service, food processing, bakery, supermarket, deli and concession markets as well as a limited number of industrial markets. For more information, visit our website at www.pkdy.com.

The statements contained in this press release are forward-looking and are identified by the use of forward looking words and phrases, such as "estimates," "plans," "expects," "to continue," "subject to," "target" and such other similar phrases. These forward-looking statements are based on the current expectations of the company. Because forward looking statements involve risks and uncertainties, the company's plans, actions and actual results could differ materially. Among the factors that could cause plans, actions and results to differ materially from current expectations are: (i) changes in consumer demand and prices resulting in a negative impact on revenues and margins; (ii) raw material substitutions and increases in the costs of raw materials, utilities, labor and other supplies; (iii) increased competition in the company's product lines; (iv) changes in capital availability or costs; (v) workforce factors such as strikes or labor interruptions; (vi) the ability of the company and its subsidiaries to develop new products, identify and execute capital programs and efficiently integrate acquired businesses; (vii) the cost of compliance with applicable governmental regulations and changes in such regulations, including environmental regulations; (viii) the general political, economic and competitive conditions in markets and countries where the company and its subsidiaries operate, including currency fluctuations and other risks associated with operating in foreign countries; and (ix) the timing and occurrence (or non-occurrence) of transactions and events which may be subject to circumstances beyond the control of the company and its subsidiaries.

Following are more detailed financial results for the three and six months ended June 30, 2005.


                                                                       PACKAGING DYNAMICS CORPORATION
                                                                       ------------------------------
                                                               CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                                               -----------------------------------------------
                                                                (dollars in thousands, except per share data)
                                                                ---------------------------------------------
                                                                               (unaudited)
                                                                               -----------

                                                                For the Three Months                  For the Three Months
                                                                Ended June 30, 2005                   Ended June 30, 2004
                                                     -------------------------------------------    ----------------------
                                                       Reported     Adjustments      Adjusted              Reported
                                                     -------------- -----------    -------------    ----------------------

Net sales                                              $    89,055   $   1,100 (1)   $   90,155            $   69,742
     Cost of goods sold                                     78,052                       78,052                59,575
                                                     -------------- -----------    -------------         -------------
Gross profit                                                11,003       1,100           12,103                10,167
     Operating expenses                                      5,802                        5,802                 4,447
                                                     -------------- -----------    -------------         -------------
Income from operations                                       5,201       1,100            6,301                 5,720
     Interest expense                                        2,043                        2,043                 1,158
                                                     -------------- -----------    -------------         -------------
Income before income taxes                                   3,158       1,100            4,258                 4,562
     Income tax provision                                    1,215         424            1,639                 1,802
                                                     -------------- -----------    -------------         -------------
Income from continuing operations                            1,943   $    676             2,619                 2,760
                                                                    ===========
Loss from discontinued operations, net of tax                (174)                        (174)                 (310)
                                                     --------------                -------------         -------------
Net income                                             $     1,769                   $    2,445            $    2,450
                                                     ==============                =============         =============

Income (loss) per share:
  Basic:
     Continuing operations                             $      0.19                   $     0.25            $     0.29
     Discontinued operations                                 (0.02)                       (0.02)                (0.04)
                                                     --------------                -------------         -------------
         Net Income                                    $      0.17                   $     0.23            $     0.25
                                                     ==============                =============         =============

  Fully diluted:
     Continuing operations                             $      0.18                   $     0.24            $     0.28
     Discontinued operations                                 (0.02)                       (0.02)                (0.04)
                                                     --------------                -------------         -------------
         Net Income                                    $      0.16                   $     0.22            $     0.24
                                                     ==============                =============         =============

Cash dividend declared per share:                      $     0.065                   $    0.065            $     0.05
                                                     ==============                =============         =============

Weighted average shares outstanding:
Basic                                                   10,546,197                   10,546,197             9,681,504
                                                     ==============                =============         =============
Diluted                                                 10,935,721                   10,935,721            10,014,800
                                                     ==============                =============         =============

--------------------------------------------------------------------------------------------------------------------------

Reconciliation of Income from Operations to
EBITDA
     Income from operations                            $     5,201   $   1,100       $    6,301            $    5,720
     Depreciation and amortization                           1,989                        1,989                 1,335
                                                     -------------- -----------    -------------         -------------
     EBITDA                                            $     7,190   $   1,100       $    8,290            $    7,055
                                                     ============== ===========    =============         =============

--------------------------------------------------------------------------------------------------------------------------
Segment Net Sales:
    Food Packaging                                     $    70,599   $       -       $   70,599            $   45,851
    Specialty Laminations                                   19,952       1,100           21,052                24,597
    Elimination of Specialty Laminations
      Intercompany Sales                                    (1,496)                      (1,496)                 (706)
                                                     -------------- -----------    -------------         -------------
                                                       $    89,055   $  1,100        $   90,155            $   69,742
                                                     ============== ===========    =============         =============

Segment Operating Income:
    Food Packaging                                     $     4,999   $       -       $    4,999            $    3,310
    Specialty Laminations                                      202       1,100            1,302                 2,410
                                                     -------------- -----------    -------------         -------------
              Total                                    $     5,201   $   1,100       $    6,301            $    5,720
                                                     ============== ===========    =============         =============


FOOTNOTES:

(1) The Company incurred a $1,100 charge related to product to be returned by the customer, reimbursement for costs incurred by the customer in processing certain products supplied by the Company and one third party repair claim.

                                                                      PACKAGING DYNAMICS CORPORATION
                                                                      ------------------------------
                                                               CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                                               -----------------------------------------------
                                                                (dollars in thousands, except per share data)
                                                                ---------------------------------------------
                                                                                 (unaudited)
                                                                                 -----------

                                                        For the Six Months                               For the Six Months
                                                       Ended June 30, 2005                               Ended June 30, 2004
                                                      ---------------------------------------------      --------------------
                                                         Reported      Adjustments      Adjusted              Reported
                                                      ---------------  -----------    -------------      --------------------

Net sales                                               $    175,839    $ 1,100 (1)    $   176,939           $   138,276
     Cost of goods sold                                      152,162                       152,162               119,049
                                                      ---------------  -----------    -------------         -------------
Gross profit                                                  23,677        1,100           24,777                19,227
     Operating expenses                                       12,737        (320)           12,417                 9,215
                                                      ---------------  -----------    -------------         -------------
Income from operations                                        10,940        1,420           12,360                10,012
     Interest expense                                          4,131                         4,131                 2,358
                                                      ---------------  -----------    -------------         -------------
Income before income taxes                                     6,809        1,420            8,229                 7,654
     Income tax provision                                      2,621          547            3,168                 3,023
                                                      ---------------  -----------    -------------         -------------
Income from continuing operations                              4,188     $    873            5,061                 4,631
                                                                       ===========
Loss from discontinued operations, net of tax                   (397)                         (397)                 (699)
                                                      ---------------                 -------------         -------------
Net income                                              $      3,791                   $     4,664           $     3,932
                                                      ===============                 =============         =============

Income (loss) per share:
  Basic:
     Continuing operations                               $      0.40                    $     0.48           $      0.48
     Discontinued operations                                   (0.04)                        (0.04)                (0.07)
                                                      ---------------                 -------------         -------------
         Net Income                                      $      0.36                    $     0.44           $      0.41
                                                      ===============                 =============         =============

  Fully diluted:
     Continuing operations                               $      0.38                    $     0.46           $      0.46
     Discontinued operations                                   (0.03)                        (0.03)                (0.07)
                                                      ---------------                 -------------         -------------
         Net Income                                      $      0.35                    $     0.43           $      0.39
                                                      ===============                 =============         =============

Cash dividend declared per share:                       $       0.13                    $     0.13           $      0.10
                                                      ===============                 =============         =============

Weighted average shares outstanding:
Basic                                                     10,535,982                    10,535,982             9,681,504
                                                      ===============                 =============         =============
Diluted                                                   10,930,040                    10,930,040             9,993,806
                                                      ===============                 =============         =============


-------------------------------------------------------------------------------------------------------------------------------

Reconciliation of Income from Operations to
EBITDA
     Income from operations                             $     10,940    $   1,420       $   12,360           $    10,012
     Depreciation and amortization                             4,032                         4,032                 2,819
                                                      ---------------  -----------    -------------         -------------
EBITDA                                                  $     14,972    $   1,420       $   16,392           $    12,831
                                                      ===============  ===========    =============         =============

-------------------------------------------------------------------------------------------------------------------------------

Segment Net Sales:
    Food Packaging                                      $    138,008    $       -       $  138,008           $    90,507
    Specialty Laminations                                     40,095        1,100           41,195                49,187
    Elimination of Specialty Laminations
      Intercompany Sales                                      (2,264)                       (2,264)               (1,418)
                                                      ---------------  -----------    -------------         -------------
                                                        $    175,839    $   1,100       $  176,939           $   138,276
                                                      ===============  ===========    =============         =============

Segment Operating Income:
    Food Packaging                                      $      9,171     $    320       $    9,491           $     5,437
    Specialty Laminations                                      1,769        1,100            2,869                 4,575
                                                      ---------------  -----------    -------------         -------------
                                                        $     10,940    $   1,420       $   12,360           $    10,012
                                                      ===============  ===========    =============         =============


FOOTNOTES:
----------

(1) The Company incurred a $1,100 charge related to product to be returned by the customer, reimbursement for costs incurred by the customer in processing certain products supplied by the Company and one third party repair claim.

(2) The Company incurred management transition costs of $320 related to organizational integration and restructuring in the Company's Food Packaging segment.


                                                                                     PACKAGING DYNAMICS CORPORATION
                                                                                     ------------------------------
                                                                                  CONDENSED CONSOLIDATED BALANCE SHEETS
                                                                                  -------------------------------------
                                                                                          (dollars in thousands)
                                                                                          ----------------------

                                                                                     June 30,             December 31,
                                                                                       2005                   2004
                                                                                 -----------------      -----------------
                                                                                   (unaudited)
   ASSETS
Current Assets:
         Cash and cash equivalents                                                       $     91              $   1,175
         Accounts receivable trade (net of allowance for doubtful accounts
              of $758 and $825)                                                            30,280                 31,174
         Inventories, net                                                                  40,612                 36,506
         Prepaid expenses and other                                                         5,694                  5,962
                                                                                 -----------------      -----------------
              Total current assets                                                         76,677                 74,817
                                                                                 -----------------      -----------------

Property, Plant and Equipment
         Property, plant and equipment                                                     83,477                 80,978
         Less-Accumulated depreciation                                                    (32,837)               (29,284)
                                                                                 -----------------      -----------------
              Total property, plant and equipment                                          50,640                 51,694
                                                                                 -----------------      -----------------

Other Assets:
         Goodwill                                                                          81,263                 81,263
         Intangibles and other assets, net                                                 20,282                 20,893
                                                                                 -----------------      -----------------
              Total other assets                                                          101,545                102,156
                                                                                 -----------------      -----------------
Total Assets                                                                           $  228,862             $  228,667
                                                                                 =================      =================

            LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
         Current maturities of long-term debt                                           $   6,593              $   6,093
         Accounts payable and other                                                        28,819                 27,132
         Accrued salary and wages                                                           2,761                  3,420
         Other accrued liabilities                                                          8,375                  8,207
                                                                                 -----------------      -----------------
              Total current liabilities                                                    46,548                 44,852

Long-term Debt                                                                            107,565                110,386
Other Liabilities                                                                           5,351                  7,592
Deferred Income Taxes                                                                      16,640                 15,975
                                                                                 -----------------      -----------------
Total Liabilities                                                                         176,104                178,805
                                                                                 -----------------      -----------------

Commitments and Contingencies
                                                                                 -----------------      -----------------

Stockholders' Equity:
         Common stock, $.01 par value - 40,000,000 shares authorized;
               10,551,839 and 10,514,837 shares issued and outstanding at
               June 30, 2005 and December 31, 2004, respectively                              106                    105
         Preferred stock, $.01 par value - 5,000,000 shares authorized; no
               shares issued and outstanding                                                    -                      -
         Paid in capital in excess of par value                                            57,936                 57,570
         Accumulated other comprehensive income                                               594                    486
         Accumulated deficit                                                               (5,878)                (8,299)
                                                                                 -----------------      -----------------
              Total stockholders' equity                                                   52,758                 49,862
                                                                                 -----------------      -----------------
Total Liabilities and Stockholders' Equity                                             $  228,862             $  228,667
                                                                                 =================      =================



                                                                                          PACKAGING DYNAMICS CORPORATION
                                                                                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                                                              (dollars in thousands)
                                                                                                   (unaudited)


                                                                                         For the Six Months Ended June 30,
                                                                                    --------------------------------------------
                                                                                          2005                      2004
                                                                                    -----------------        -------------------

Cash flows from operating activities:
    Net income                                                                            $    3,791                $     3,932
    Adjustments to reconcile net income to net cash from operating activities:
         Depreciation and amortization                                                         4,032                      2,819
         Amortization and write-off of deferred finance costs                                    329                        172
         Provision for doubtful accounts                                                         (67)                        98
         Deferred income taxes                                                                   630                      2,292
         Changes in operating assets and liabilities:
         Accounts receivable                                                                     962                     (1,316)
         Inventories                                                                          (4,106)                      (439)
         Other assets                                                                            358                     (1,140)
         Accounts payable and accrued liabilities                                              1,144                      2,508
                                                                                    -----------------        -------------------
                   Net cash from continuing operating activities                               7,073                      8,926
                   Net cash used by discontinued operating activities                            (43)                    (1,779)
                                                                                    -----------------        -------------------
                   Net cash from operating activities                                          7,030                      7,147
                                                                                    -----------------        -------------------

Cash flows used by investing activities:
         Acquisitions, net of cash acquired                                                        -                        704
         Additions to property, plant and equipment                                           (2,501)                    (3,653)
                                                                                    -----------------        -------------------
                   Net cash used by continuing investing activities                           (2,501)                    (2,949)
                   Net cash from discontinued investing activities                                 -                        411
                                                                                    -----------------        -------------------
                   Net cash used by investing activities                                      (2,501)                    (2,538)
                                                                                    -----------------        -------------------

Cash flows used by financing activities:

         Principal payments for loan obligations                                              (2,921)                    (2,500)
         Proceeds under revolving line of credit                                              36,500                     27,800
         Repayments under revolving line of credit                                           (35,900)                   (30,100)
         Payment of dividends to stockholders                                                 (1,370)                      (968)
         Other, net                                                                           (1,922)                      1,968
                                                                                    -----------------        -------------------
                   Net cash used by financing activities                                      (5,613)                    (3,800)
                                                                                    -----------------        -------------------

Net increase (decrease) in cash and cash equivalents                                          (1,084)                       809
Cash and cash equivalents at beginning of period                                               1,175                        453
                                                                                    -----------------        -------------------
Cash and cash equivalents at end of period                                                  $     91                $     1,262
                                                                                    =================        ===================
